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                                                                    EXHIBIT 23.3

             [Letterhead for Netherland, Sewell & Associates, Inc.]


                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.


We hereby consent to the references to our firm in Amendment No. 1 to the Registration Statement on Form S-1 filed by Plains Exploration & Production Company, as well as in the notes to the combined financial statements included in such Form S-1, to the reserve reports dated as of December 31, 1999, January 1, 2000, December 31, 2000, January 1, 2001, December 31, 2001 and January 1, 2002 setting forth the interests of Plains Exploration & Production Company, L.P. and its subsidiaries, and Arguello Inc., relating to the estimated quantities of such companies' proved reserves of oil and gas and present values thereof for the periods included therein.


                                           NETHERLAND, SEWELL & ASSOCIATES, INC.


                                           By: /s/ Danny D. Simmons
                                              -------------------------------
                                           Danny D. Simmons
                                           Executive Vice President


Houston, Texas
August 27, 2002